                                       AMERICAN SKANDIA ADVISOR FUNDS, INC.
                                                MASTER NEW CLASS X
                                                 DISTRIBUTION PLAN
                                                    AS AMENDED

                  This Distribution Plan (the "Plan")  constitutes the written  Distribution Plan for the New Class
X shares issued by American Skandia Advisor Funds, Inc., a Maryland  corporation (the "Company"),  adopted pursuant to the  provisions  of Rule 12b-1 under the  Investment  Company Act of 1940, as amended (the  "Investment  Company
Act"),  and as amended this Plan is intended to apply to all New Class X shares issued and outstanding from time to time,  whether or not issued prior to this  amendment..  During the  effective  term of this Plan,  the Company may incur  expenses  primarily  intended  to result in the sale of its New Class X shares  or to  maintain  or  improve account  services  provided  to holders of its New Class X shares  upon the terms and  conditions  hereinafter  set forth:

Section 1.        The Company is an open-end  management  investment  company formed under the laws of the State of
Maryland.  The shares in the Company may be issued in one or more  series  (each,  a "Fund") and the shares of each
Fund may be issued in multiple classes.

Section 2.        This Plan  initially  will  pertain to New Class X Shares of each of the Funds named in Exhibit A attached  hereto and made a part  hereof  (each,  a  "Participating  Fund").  This Plan shall also apply to the New
Class X Shares of any other  series of the Company  designated  from time to time by the Board of  Directors of the
Company and added to the list of  Participating  Funds  attached  hereto as Exhibit A. Where used in this Plan, the term "Shares" or "New Class X Shares" shall pertain only to New Class X Shares of a Participating Fund.

Section 3.        In order to provide for the  implementation  of the payments  provided for pursuant to this Plan, the Company has entered into an Underwriting and  Distribution  Agreement (the  "Agreement")  with American Skandia
Marketing,  Incorporated  ("ASMI"),  pursuant  to which  ASMI  serves  as the  principal  underwriter  and  general distributor of the Company's  shares and pursuant to which each  Participating  Fund may pay  compensation  to ASMI for its services and to defray various costs incurred or paid by ASMI in connection  with the  distribution  of New
Class X Shares.  Such Agreement,  or any modification  thereof,  shall become effective with respect to New Class X
Shares of any  Participating  Fund only upon compliance with Section 12(b) of the Investment  Company Act, and Rule
12b-1  thereunder as the same may be amended from time to time.  The Company  shall enter into a similar  agreement
(the Agreement and each similar agreement,  a "Distribution  Agreement") with each successor principal underwriter, if any,  of New Class X Shares  for the same  purpose  (ASMI  and each  such  successor  principal  distributor,  a
"Distributor").

Section 4.        The Company shall pay to each Distributor, as compensation, its Allocable Portion (as hereinafter defined) of a distribution and service fee at the annual rate of 1.0% of the average net asset value of the New Class X Shares of the Participating Funds which have been outstanding for ten years or less, as determined at the close of each business day, a quarter of which is intended as a fee for services provided to existing holders of New Class X Shares.  The fee payable to each Distributor hereunder is intended to compensate each Distributor for services provided and expenses incurred by it relating to the offering of the New Class X
Shares.  Such services and expenses may include, without limitation, purchases by each Distributor of additional
New Class X shares as a bonus for investors in the Participating Funds; payments by each Distributor to dealers, brokers, banks and other financial institutions ("Dealers") with respect to services in connection with sales of
New Class X Shares; and the payment to Dealers of a service fee of up to 0.50% on an annual basis of average daily net asset value for Class B Shares that have been outstanding for at least seven years (and any Class B
Shares purchased through the reinvestment of dividends or capital gains on such shares), determined at the close of each business day, as compensation for maintaining or improving services provided to holders of New Class X shares, all as set forth in the Company's registration statement as in effect from time to time. Each
Distributor's fee hereunder shall be payable in arrears for each calendar month within 5 days after the close of such calendar month or at such other similar or more frequent intervals as the Board of Directors of the Company
("Board of Directors") may determine.  A majority of the Qualified Directors, as defined below, may, from time to time, reduce the amount of such payments or may suspend the operation of the Plan for such period or periods of time as they may determine.  Amounts payable under the Plan shall be subject to the limitations of Article III,
Section 26 of the Rules of Fair Practice of the National Association of Securities Dealers, Inc.  Amounts paid to each Distributor hereunder shall not be used to pay distribution expenses or service fees incurred with respect to any other class of shares of the Company. .  Each Distribution Agreement between the Fund and a Distributor shall provide that, notwithstanding anything to the contrary in this Plan or such Distribution Agreement:

I.       The Distributor will have earned its Allocable Portion of the distribution fee component of the distribution and service fee (the "Distribution Fee") as determined from time to time on the settlement date of each sale of a New Class X Share of each Participating Fund, in respect of which the Distributor has funded the related brokerage commission, taken into account in determining its Allocable Portion at such time;

II.      The Company's obligation to pay the Distribution Fee on behalf of any Participating Fund shall not be terminated or modified (including without limitation by way of termination of this Plan or the
         Distribution Agreement or liquidation of the Company or Participating Fund) except by the Company's
         Directors who are not interested persons of the Company  (as defined in section 2(a)(19) of the
         Investment Company Act), acting in good faith, and then only so long as after the effective date of such modification or termination neither the Company, the Participating Fund in question, any successor
         Company or Participating Fund that acquires substantially all the assets of the Company or such
         Participating Fund nor any Company or Participating Fund sponsor or affiliate thereof, pay, directly or indirectly, a fee or expense reimbursement for the provision of shareholder services to the holders of
         New Class X Shares or any substantially similar class of shares;

III.     Neither the Company nor any Participating Fund will take any action to waive or change any Contingent
         Deferred Sales Charge except as provided in the Participating Fund's registration statement applicable to any Share; and no such waiver or change will terminate such Distributor's right to its Allocable
         Portion of the Contingent Deferred Sales Charges;

IV.      Such Distributor may assign, sell or pledge (collectively, "Transfer") its rights to the Distribution
         Fees and Contingent Deferred Sales Charges and the Company shall pay to the assignee, purchaser or pledgee, or any subsequent assignee, purchaser or pledgee (collectively, "Transferees"), as third party beneficiaries, such Distributor's Allocable Portion of the Distribution Fees or Contingent Deferred
         Sales Charges; and any such fees or charges so transferred shall not be subject to offset, counterclaim or defense, including without limitation, any of the foregoing based on the bankruptcy of such
         Distributor; and

V.       The Distributor may pay all or part of the distribution and service fee intended for services (the
         "Shareholder Servicing Fee") to Dealers for providing shareholder services in connection to Shares, subject to the limitations in Section 4 herein.  If, in lieu of paying a portion of the Shareholder
         Servicing Fee to a Dealer or other third party for providing shareholder services, the Distributor pays such Dealer or third party on the settlement date of such Share for the Dealer's or third party's commitment to provide services as long as the Share is outstanding without further compensation from the
         Company or any other person, the Distributor will be deemed to have earned the Shareholder Servicing Fee that accrues thereafter on such Share (the "Earned Service Fee").  All of the provisions of clauses (I)
         through (IV) herein equally apply to the Distributor's Allocable Portion of the Earned Service Fee and
         Allocable Portion of the Distribution Fee.  Accordingly, references to "Distribution Fees" in clauses
         (I) through (IV) herein shall include Earned Service Fees.

The term "Allocable Portion" for purposes of this Plan, means the portion of  the Distribution Fee, Shareholder
Servicing Fee, and Contingent Deferred Sales Charges allocated to a Distributor in accordance with any allocation procedures to which the Company and such Distributor agree to and which fairly allocates the fees and charges among the Distributor and any other Distributors in proportion to the outstanding New Class X Shares attributable to their respective efforts.

Section 5.        This Plan shall become effective only upon compliance with Section 12(b) of the Investment
Company Act and Rule 12b-1 thereunder and shall continue in effect for a period of more than one year after it takes effect only so long as such continuance is specifically approved at least annually by a majority of the
Board of Directors and a majority of the Qualified Directors by votes cast in person at a meeting called for the purpose of voting on continuation of the Plan.

Section 6.        ASMI and any other person  authorized to direct the  disposition of monies paid or payable by the
Company  pursuant to this Plan or any related  Agreement shall provide to the Board of Directors,  and the Board of
Directors  shall  review,  at least  quarterly,  a written  report of the amounts so expended  and the purposes for which such expenditures were made.

Section 7.        This  Plan may be  terminated  as to New Class X Shares  of a  Participating  Fund at any time by vote of the Board of  Directors,  including  a majority  of the  Qualified  Directors,  or by  shareholder  vote in accordance with the Investment  Company Act. In the event of such  termination,  the subject Fund shall cease to be a Participating Fund upon satisfaction of its outstanding obligations hereunder.

Section 8.        All agreements with any person relating to implementation  of this Plan shall be in writing,  and any agreement related to this Plan shall provide:
a)       that such agreement may be terminated  with respect to New Class X Shares of a  Participating  Fund at any
                  time,  without  payment of any penalty,  by vote of a majority of the  Qualified  Directors or by shareholder  vote in  accordance  with  the  Investment  Company  Act on not  more  than 60 days'
                  written notice to any other party to the agreement; and
b)       that such agreement shall terminate automatically in the event of its assignment.

Section 9.        This Plan may not be amended to increase  materially the amounts payable by a Participating  Fund pursuant to Section 4 hereof without  shareholder  approval in accordance  with the Investment  Company Act and any material  amendment  to this Plan shall be approved by a majority of the Board of  Directors  and a majority of the
Qualified Directors by votes cast in person at a meeting called for the purpose of voting on the amendment.

                  Amendments  to this Plan other than  material  amendments  of the kind  referred  to above may be adopted  by a vote of the  Board  of  Directors,  including  a  majority  of  Qualified  Directors.  The  Board  of
Directors,  by such vote, also may interpret this Plan and make all  determinations  necessary or advisable for its administration.

Section 10.       As used in this Plan,  (a) the term  "Qualified  Directors"  shall mean  those  Directors  of the
Company who are not interested  persons of the Company,  and have no direct or indirect  financial  interest in the operation of this Plan or any agreements  related to it, and (b) the terms  "assignment"  and  "interested  person"
shall  have the  respective  meanings  specified  in the  Investment  Company  Act and the  rules  and  regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.

Section 11.       While this Plan is in effect,  the selection and nomination of the Qualified  Directors  shall be committed to the discretion of the Qualified Directors then in office.

Executed as of ___________________, 1998.
                                                              AMERICAN SKANDIA ADVISOR
FUNDS, INC.

                                                              By: __________________________

17139-1

                                                    SCHEDULE A

List of Participating Funds

                                       ASAF Strong International Equity Fund
                                          ASAF Janus Overseas Growth Fund
                                  ASAF American Century International Growth Fund
                                        ASAF DeAM international equity fund
                                          ASAF PBHG Small-Cap Growth Fund
                                          ASAF DeAM Small-Cap Growth Fund
                                         ASAF Gabelli Small-Cap Value Fund
                                          ASAF Janus Mid-Cap Growth Fund
                                     ASAF Neuberger Berman Mid-Cap Growth Fund
                                     ASAF Neuberger Berman Mid-Cap Value Fund
                                          ASAF Alger All-Cap Growth Fund
                                          ASAF Gabelli All-Cap Value Fund
                                           ASAF INVESCO Technology Fund
                                         ASAF INVESCO Health Sciences Fund
                                           ASAF ProFund Managed OTC Fund
                                             ASAF Alliance Growth Fund
                                         ASAF Marsico Capital Growth Fund
                                          ASAF Janus Capital Growth Fund
                                          ASAF DeAM Large-Cap Growth Fund
                                        ASAF T. Rowe Price Tax Managed Fund
                                    ASAF Alliance/Bernstein Growth + Value Fund
                                      ASAF Sanford Bernstein Core Value Fund
                                          ASAF DeAM Large-Cap Value Fund
                                   ASAF Sanford Bernstein Managed Index 500 Fund
                                       ASAF Alliance Growth and Income Fund
                                         ASAF MFS Growth with Income Fund
                                          ASAF INVESCO Equity Income Fund
                                   ASAF American Century Strategic Balanced Fund
                                        ASAF Federated High Yield Bond Fund
                                         ASAF PIMCO Total Return Bond Fund
                                              ASAF Money Market Fund